PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 23, 2006)

                                 500,000 Shares

                         Annaly Capital Management, Inc.

                                  Common Stock

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     Pursuant to the ATM Equity Offering(sm) Sales Agreement, dated August 3,
2006, between us and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, which has been filed as an exhibit to a report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2006 and is incorporated by reference herein, during the three months ended December 31, 2006, we sold 500,000 shares of our common stock, par value $0.01 per share, through Merrill Lynch, as our agent. Our common stock is listed on the New York Stock Exchange under the symbol "NLY." The last reported sale price of our common stock on December 29, 2006 was $13.91 per share.

     This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, dated May 23, 2006, and the prospectus supplement, dated August 3, 2006.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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                               Merrill Lynch & Co.
                          ----------------------------

          The date of this prospectus supplement is February 28, 2007.